EXHIBIT 10.15


















                                 FORM OF AMENDED
                          TECHNOLOGY LEASING AGREEMENT
                                     BETWEEN
                          BIOQUEST INTERNATIONAL, INC.
                                       AND
                             MAINSTREETIPO.COM, INC.





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                                LEASING AGREEMENT

                  AGREEMENT by and between MainStreetIPO.com Inc.
("MainStreet"), with principal offices at 171 Church Lane, North Brunswick, NJ 08902, and BioQuest International, Inc. ("BioQuest"), with principal offices at 11217 Silverleaf Drive, Fairfax Station, Virginia 22039 made this 15th day of December, 2000.

                  WHEREAS, MainStreet has developed technology to enable corporations to publicly offer their securities over the Internet by means of a Dutch Auction process; and

                  WHEREAS, BioQuest is desirous of leasing the technology (the "Technology") which includes server space ("bandwidth") to enable BioQuest to conduct a direct public offering of its sommon stock pursuant to Rule 3a 4-1, promulgated under the Securities Act 1934, on a website to be established and administered by BioQuest.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                  1. APPLICATION SERVICES. MainStreet hereby leases to BioQuest, during the term of this Lease, as set forth herein, specially designed Technology to enable BioQuest to conduct on a Website to be established by BioQuest (the "Website") a Dutch Auction of its securities. The technology will enable BioQuest to receive, record and tabulate bids. In addition thereto, the technology includes user statistics; an e-mail system to respond to inquiries, bid information and registration; high use volume (bandwidth); internal security protection; security protection; an online cash escrow management system and other related operations and procedures. MainStreet shall also provide server(s) space and connectivity to the Internet. Other than what is herein provided, MainStreet shall not perform any additional services for BioQuest including, but not limited to, advertising and solicitation of prospective investors, all of which shall be the sole responsibility of BioQuest. BioQuest acknowledges that it has received and reviewed a demonstration of the fully functioning Technology


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platform and the applications described herein and by this Agreement accepts the
Technology as it is presently constituted.

                  2. RESPONSIBILITY OF BIOQUEST. BioQuest shall be responsible for the establishment and administration of its Website and shall be responsible for the content of the Website. BioQuest further understands that MainStreet exercises no control whatsoever over the content of the information passing through the Website and it is the sole responsibility of BioQuest to ensure that information it transmits and receives complies with all applicable laws and regulations, including federal and state securities laws. All information contained on and received by the Website shall be the exclusive property of BioQuest. BioQuest shall also be responsible for user registration; user prescreening and identification and bidding verification. BioQuest may not at any time alter or change the Technology provided by MainStreet and any alteration or attempt to alter the Technology without MainStreet's prior approval will result in the automatic cancellation of this Lease.

                  3. TECHNOLOGICAL SUPPORT. During the term of this Lease and after the establishment of the Website by BioQuest and upon notice to MainStreet, MainStreet shall deliver the Technology and provide all necessary technological support to insure that BioQuest's Website is accurately published on the Internet together with sufficient bandwidth to support the expected traffic to the site. MainStreet shall further insure at all times that the software is in operable condition including, but not limited to, proper logging, load balancing, data backup, storage and emergency response.

                  4. REPRESENTATIONS AND WARRANTIES OF MAINSTREET. MainStreet represents and warrants that:

                           (a) At all times the Technology will be in optimal
functional condition including, but not limited to, sufficient facilities to handle high use volume ("bandwidth") and to accept and promptly facilitate the



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bidding process for BioQuest's securities offering posted on its Website, and the Technology will at all times during the term of this Agreement be maintained and serviced by MainStreet; and MainStreet shall use reasonable commercial efforts to insure the server(s) and related equipment are operational on a twenty-four-hour-a-day, seven-days-a-week basis, except during periods of scheduled maintenance down time.

                  (b) The MainStreet Technology will be monitored at all times by Interactica Inc. to insure proper logging, load balancing, demographic recording, data back-up, storage and emergency response;

                  (c) The MainStreet software has been properly developed and the Technology is fit for the purpose for which it is intended to be used;

                  (d) It is the sole and exclusive owner of or otherwise has the right to use and lease all Technology, and the leasing of such Technology does not and will not (A) breach, conflict with or constitute a default under any agreement or other instrument applicable to MainStreet or binding upon its assets or properties or (B) infringe upon any trademark, trade name, service mark, patent, copyright or other proprietary right of any other person or entity;
                  5. TERM. The Lease of the Technology is for a one-time use by BioQuest of the Technology for the offering of its securities to the public on BioQuest's Website. The Term of this Agreement shall be for a sufficient period of time to enable BioQuest to complete its offering but in no event to exceed two hundred seventy (270) days after the effective date of a registration statement filed by BioQuest with the Securities and Exchange Commission.

                  6. NO ACQUISITION OF LICENSE, OWNERSHIP OR RIGHTS. All software (excluding software provided by BioQuest) systems and processes developed by MainStreet and the Technology shall be and remain the exclusive property of MainStreet. All of the systems and related business data,handbooks and manuals, if any, and Technology are Confidential Information, except for that information which is generally available to the public, is already or becomes available to BioQuest on a non-confidential basis or has been, is now or later independently developed by BioQuest. BioQuest understands and agrees that, notwithstanding this Agreement, it shall acquire no other rights or licenses to any of the Confidential Information.


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                  7. CONSIDERATION. In consideration for MainStreet leasing the
Technology and providing the application services to BioQuest for a one-time use, MainStreet shall receive a fee consisting of $50,000 payable (i) $25,000 upon BioQuest's execution of this Agreement, receipt of which is hereby acknowledged, and (ii) $25,000 payable within ten (10) days after BioQuest ceases using the Website. BioQuest understands that no portion of the fee is adjustable or refundable and the fact that BioQuest fails to use the Technology or is not successful in its offering of securities shall not entitle BioQuest to any adjustment or refund of the fee.

                  8. INDEMNIFICATION. MainStreet agrees to indemnify and hold harmless BioQuest and any person who controls BioQuest against any and all losses, claims, damages or liabilities, joint or several, to which BioQuest or any controlling person may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any technological failures of the Website or the Technology provided by MainStreet, other than illegal or unauthorized site intrusion by persons unknown whose purpose is to interfere with the providing of services to the then registered user, provided such illegal or unauthorized site intrusion is not due to the lack of proper security provided by MainStreet's Technology. In no event, shall MainStreet be liable for more than the fee paid by BioQuest.

                  9. SOLE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the leasing of the Technology to BioQuest and any and all prior agreements, whether oral or in writing, between the parties hereto are hereby rescinded, including any and all Lease Agreements heretofore entered into between the parties.

                  10. NOTICES AND ADDRESSES. All notices or other communications given or made under this Agreement shall be in writing and shall be (a) personally delivered, (b) sent by certified mail, return receipt requested, postage prepaid or by reputable overnight courier providing a receipt against delivery, or (c) sent by telecopy or facsimile transmission, provided that a copy thereof is concurrently delivered or sent in accordance with clause (a) or
(b) above. Such notices or other communications shall be delivered or sent:

                  To:               MainStreet IPO.com Inc.
                                    171 Church Lane
                                    North Brunswick, NJ 08902
                                    Attn: Joseph M. Salvani, Ch. of the Bd.


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                  Copy to:          Richard J. Blumberg, Esq.
                                    McLaughlin & Stern, LLP
                                    260 Madison Avenue
                                    New York, NY 10016

                  To:               BioQuest International, Inc.
                                    11271 Silverleaf Drive
                                    Fairfax Station, Virginia  22039

                  Copy to:          Carl Duncan, Esq.
                                    c/o Duncan, Blum & Associates
                                    5718 Tanglewood Drive
                                    Bethesda, Maryland 20817

or such other address as any party may specify in a notice delivered in accordance with this Section 10.

                  11. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  12. WAIVER. No waiver of any breach or condition of this Agreement shall be effective unless in writing and signed by the party (s) sought to be charged therewith, and a waiver in one instance shall not be deemed to be a waiver of any other subsequent breach or condition, whether of like or different nature.

                  13. USE OF CERTAIN TERMS. Any definitions apply equally to both the singular and the plural; any pronoun shall include the corresponding masculine, feminine and neuter; the words "include" and "including" shall be deemed to be followed by the phrase "without limitation"; and the terms "hereof" and "herein" shall refer to the particular agreement or document in which such term appears.

                  14. CAPTIONS. Article titles or captions contained in this Agreement are inserted only as a matter of convenience and reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of the provisions hereof.

                  15. COUNTERPARTS. This Agreement may be executed in one or more counterparts and each of such counterparts shall, for all purposes, be deemed to be an original, but all of the counterparts shall constitute one and the same instrument, and this Agreement shall be deemed effective on the date it is executed by the parties hereto.


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                  16. BINDING. This Agreement and all of its provisions shall be binding on and inure to the benefit of the successors of the parties. None of the provisions of this Agreement is intended to be, nor shall the provisions construed to be, for the benefit of any third party. Whenever in this Agreement reference is made to a party, such reference shall be deemed to include a reference to the legal representatives and successors of such party.

                  17. SEVERABILITY. If this Agreement or any applications thereof to any person or party or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other persons or parties or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

                  18. ADDITIONAL REMEDIES. The rights and remedies of any party hereunder shall not be mutually exclusive, i.e., the exercise of one or more of the provisions hereof shall not preclude the exercise of any other provision hereof. The respective rights and obligations hereunder shall be enforceable by specific performance, injunction or other equitable remedy, but nothing herein contained is intended to, nor shall it, limit or affect any other rights in equity or any rights at law or by statute or otherwise.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above mentioned.

                             MAINSTREETIPO.COM, INC.

                            By: /S/ Joseph M. Salvani
                                 ------------------------------------
                                      JOSEPH M. SALVANI, Chairman
                                      of the Board, Chief Executive Officer
                                      and President

                             BIOQUEST INTERNATIONAL, INC.

                             By: _________________________________
                                     PETER J. EWENS, Chairman of the Board,
                                     Chief Executive Officer and President


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